Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of Kiromic BioPharma, Inc. and subsidiaries of our report dated March 18, 2024, relating to our audits of the consolidated financial statements of Kiromic BioPharma, Inc. and subsidiaries as of December 31, 2023 and 2022 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Houston, Texas

January 17, 2025